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                                                                    EXHIBIT 23.2

        CONSENT OF ERNST & YOUNG LLP, REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-2886 pertaining to the 1985 Stock Incentive Program, the Outside Directors' Stock Option Plan, the Employee Qualified Stock Purchase Plan and the 1994 Stock Option Plan, Form S-8 No. 333-52037, No. 333-89275 and
No. 333-100784 pertaining to the 1994 Stock Option Plan, Form S-8 No. 333-68249 pertaining to the Employee Qualified Stock Purchase Plan, Form S-8 No. 333-49906 pertaining to the 1994 Stock Option Plan and the 2000 Nonstatutory Stock Option Plan, Form S-8 No. 333-67624 pertaining to the 1994 Stock Option Plan and the Employee Qualified Stock Purchase Plan, Form S-8 No. 333-102538 pertaining to the Tavanza, Inc. 2000 Stock Incentive Plan, and Form S-8 No. 333-110164 pertaining to the 1994 Stock Option Plan and the Outside Directors' Stock Option Plan of Celeritek, Inc. of our report dated April 25, 2003, except for Note 20, as to which the date is June 13, 2003, with respect to the consolidated financial statements and schedule of Celeritek, Inc. for each of the two years in the period ended March 31, 2003 included in the 2004 Annual Report
(Form 10-K).


                                                               Ernst & Young LLP


Palo Alto, California
June 16, 2004